CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm and to the use of our report dated April 25, 2001 in the Post Effective Amendment Number 7 of Dunhill Investment Trust dated August 2, 2001.


/s/ Berge & Company LTD
Berge & Company LTD

Cincinnati, Ohio
August 1, 2001